                                               SPECTOR, ROTHENBERG & COMPANY
                                                Certified Public Accountants
                                                      1979 Marcus Avenue
                                                  Lake Success, N.Y. 11042
                                         TEL NO. (516) 437-3800 AND (212) 986-2626
                                                    FAX NO. (516) 437-2235








    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 1997, in the Registration Statement (Form SB-2, No.
333-2856) and the related Prospectus of American Equities Income Fund, Inc.


                                                        Spector, Rothenberg & Company


Lake Success, New York
August 22, 1997